Exhibit 10.28

NOVELLUS SYSTEMS, INC.

EXECUTIVE VOLUNTARY DEFERRED COMPENSATION PLAN

Amended and Restated Effective January 1, 2005

ARTICLE 1	PURPOSE; EFFECTIVE DATE	1

1.1	Purpose	1

1.2	Effective Date	1

ARTICLE 2	DEFINITIONS	2

ARTICLE 3	ELIGIBILITY AND PARTICIPATION	7

3.1	Eligibility and Participation	7

3.2	Form of Deferral	8

3.3	Period of Deferral Commitment	9

3.4	Commitment Limited by Termination or Disability	9

3.5	Modification of Deferral Election	9

3.6	Adverse Change in Performance Status	9

3.7	Default Elections in Event of Incomplete or Inaccurate Deferral Election	9

ARTICLE 4	DEFERRED COMPENSATION ACCOUNT	11

4.1	Accounts	11

4.2	Timing of Credits; Tax Withholding on Deferred Amounts	11

4.3	Valuation Funds	11

4.4	Determination of Accounts	12

4.5	Vesting of Accounts	12

4.6	Statement of Accounts	12

ARTICLE 5	PLAN BENEFITS	13

5.1	Distribution of Account Balances	13

5.2	Death Benefit	14

5.3	Form of Payment	14

5.4	Permissible Acceleration Events	16

5.5	Delay of Distributions	17

5.6	Payments from Grandfathered Accounts	18

5.7	Effect of Payment	19

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ARTICLE 6	BENEFICIARY DESIGNATION	19

6.1	Beneficiary Designation	19

6.2	Changing Beneficiary	19

6.3	Change in Marital Status	20

6.4	No Beneficiary Designation	20

ARTICLE 7	ADMINISTRATION	21

7.1	Committee; Duties	21

7.2	Administrative Authority	21

7.3	Agents	21

7.4	Expenses of Administration	22

7.5	Insurance	22

7.6	Notices	22

7.7	Indemnity of Committee	22

7.8	Election of Committee After Change in Control	23

ARTICLE 8	CLAIMS AND APPEALS PROCEDURES	23

8.1	Claims Procedures	23

8.2	Appeal Procedures	23

8.3	Subsequent Proceedings	24

ARTICLE 9	AMENDMENT AND TERMINATION OF PLAN	25

9.1	Amendment	25

9.2	Company’s Right to Terminate	25

9.3	Liquidation of Plan	26

9.4	Termination in the Event of Insolvency	26

9.5	Other Termination Events	27

ARTICLE 10	MISCELLANEOUS	27

10.1	Unfunded Plan	27

10.2	Tax Withholding	28

10.3	Unsecured General Creditor	28

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10.4	Trust Fund	28

10.5	Nonassignability	28

10.6	Not a Contract of Employment	29

10.7	Alternative Acts and Times	29

10.8	Provision of Information	29

10.9	Facility of Payment	29

10.10	Correction of Errors	30

10.11	Missing Persons	30

10.12	Governing Law; Severability	30

10.13	Validity	31

10.14	Notice	31

10.15	Successors	31

10.16	Headings	31

10.17	Status of Participants	31

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NOVELLUS SYSTEMS, INC.

EXECUTIVE VOLUNTARY DEFERRED COMPENSATION PLAN

ARTICLE 1

PURPOSE; EFFECTIVE DATE

1.1 Purpose. The purpose of this Executive Voluntary Deferred Compensation Plan (hereinafter, the “Plan”) is to permit a select group of management and highly compensated employees of Novellus Systems, Inc. (the “Company”) and its subsidiaries to defer the receipt of income which would otherwise become payable to them through an unfunded “top hat” arrangement exempt from the fiduciary, funding, vesting, and plan termination insurance provisions of Title I and Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). It is intended that this Plan, by providing to eligible employees an opportunity to defer the receipt of income, will assist in the retaining and attracting individuals of exceptional ability.

1.2 Effective Date. The effective date of this amended and restated Plan, as it applies to Compensation deferred on or after January 1, 2005 (and any earnings on such amounts). shall be January 1, 2005 (“Effective Date”); the Company first adopted the Plan effective as of October 1, 2001. The amended and restated Plan provisions set forth herein apply to any Compensation first earned on or after the Effective Date (inclusive of any earnings on such amounts); provided, however, that the terms of the prior Plan document as in effect on December 31, 2004 (the “Prior Plan”) will continue to apply to amounts (inclusive of earnings) maintained in Accounts under the Plan as of December 31, 2004. All references herein to the term “Plan” shall apply only to the Plan as amended and restated effective January 1, 2005 and not to the Prior Plan. Together, this document and the documents for the Prior Plan describe the terms of a single non-qualified deferred compensation plan. However, amounts subject to the terms of this Plan (as amended and restated herein) and amounts subject to the terms of the Prior Plan shall be accounted for separately at all times. No amendment to the Prior Plan as in effect on October 3, 2004 that would constitute a “material modification” (within the meaning of Section 1.409A-6(a)(4) of the Treasury regulations or subsequent administrative or regulatory guidance) shall be effective with respect to amounts that were deferred in taxable years beginning before January 1, 2005 (inclusive of any earnings on such deferred amounts).

ARTICLE 2

DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1 Account. “Account” means the bookkeeping account maintained on the books of the Company used solely to calculate the amount payable to each Participant or Beneficiary under this Plan and shall not constitute a separate fund of assets. Each Participant’s Account shall consist of the following sub-accounts: (1) a Retirement Account; (2) an In-Service Account; and (3) if applicable, a Grandfathered Account. Undistributed amounts credited to Participants under the Prior Plan, if any, shall be tracked separately and retained in each such Participant’s Grandfathered Account.

2.2 Accrual. “Accrual” means the amount credited to a Participant’s Account (or, if such amount should be negative, debited from the Account) on each Determination Date, which shall be based on the Valuation Funds chosen by the Participant as provided in Section 2.27, below and in a manner consistent with Section 4.3, below.

2.3 Beneficiary. “Beneficiary” means the person, persons or entity as designated by a Participant, entitled under Article 6 to receive any Plan benefits payable after the Participant’s death.

2.4 Board. “Board” means the Board of Directors of the Company.

2.5 Change in Control. A “Change in Control” shall occur if any of the following transactions occurs:

(a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction, the principal purpose of which is to change the state in which the Company is incorporated;

(b) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(c) approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company; or

(d) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

Notwithstanding any provision herein to the contrary, no distributions under the Plan shall be triggered by any Change in Control that would not be deemed to constitute a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” as defined in Section 409A of the Code and its related Treasury regulations.

2.6 Claimant. “Claimant” shall have the meaning set forth in Section 8.1(b), below.

2.7 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 Committee. “Committee” means the administrative committee appointed by the Board to administer the Plan pursuant to Article 7. Notwithstanding any other provision of the Plan document, any member of the Committee or any other officer or employee of the Company who exercises discretion or authority on behalf of the Company shall not be a fiduciary of the Plan merely by virtue of his or her exercise of such discretion or authority. The Board (or its delegate) shall be responsible for appointing the members of the Committee. Because this Plan is a “top hat” arrangement, the Committee shall not be subject to the duties imposed by the provisions of Part 4 of Title I of ERISA.

2.9 Company. “Company” means Novellus Systems, Inc., a California corporation, and its successors in interest.

2.10 Compensation. “Compensation” means the base salary, bonus or incentive compensation, and/or Director Fees payable to a Participant with respect to services performed for the Company or its affiliates by the Participant. For purposes of this Plan, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company’s tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Code, or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation. Inclusion of any other form of compensation is subject to Committee approval.

2.11 Deferral Election. “Deferral Election” means a commitment made by a Participant to defer a portion of his or her Compensation, as set forth in Article 3. A Participant’s Deferral Election shall apply to each payment of his or her Compensation. Such designation shall be made in whole percentages and shall be made in the form set forth as Exhibit “A” hereto or in another substantially-equivalent form acceptable to the Committee. A Deferral Election shall include the Participant’s election regarding the form and timing of payments to be made from his or her Account. A Deferral Election shall remain in effect for the immediately succeeding Deferral Period unless revoked or modified in accordance with Section 5.1(b)(ii), below.

2.12 Deferral Period. “Deferral Period” means each calendar year.

2.13 Determination Date. “Determination Date” means each business day of the calendar year.

2.14 Director. “Director” means a member of the Board who is not an Employee.

2.15 Director Fees. “Director Fees” means any cash fees or remuneration paid to a Director by the Company from time to time.

2.16 Disability or Disabled. “Disability” or “Disabled” means (i) a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) a Participant’s receipt, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, of income replacement benefits for a period of not less than three (3) months under a plan or arrangement covering employees of the Company.

2.17 Employee. “Employee” means any “employee” of the Company within the meaning of Section 3121(d) of the Code who is determined by the Committee in its sole discretion to be a member of “a select group of highly compensated and management employees” of Company and its affiliates.

2.18 ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.19 Grandfathered Account. “Grandfathered Account” means a Participant’s Account balance consisting of amounts credited and vested under the Prior Plan on or prior to December 31, 2004 and earnings and losses relating to the foregoing amounts (including earnings and losses accruing on or after January 1, 2005). Each Participant’s Grandfathered Account shall be accounted for separately within the Participant’s Account. It is intended that the Grandfathered Accounts will not be subject to the restrictions imposed by Section 409A of the Code. If applicable, a Participant’s Grandfathered Account will include separate sub-accounts consisting of a Grandfathered Retirement Account and a Grandfathered In-Service Account.

2.20 In-Service Account. “In-Service Account” means the sub-account established under a Participant’s Account into which the Participant elects to contribute deferred Compensation and from which, pursuant to Section 5.1(b), distributions are made.

2.21 Participant. “Participant” means any Employee or Director who is eligible, pursuant to Section 3.1, below, to participate in this Plan, and who has elected to defer Compensation under this Plan in accordance with Article 3, below. Any such Employee or Director shall remain a Participant in this Plan for the relevant Deferral Period(s) and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

2.22 Plan. “Plan” means this “Novellus Systems, Inc. Executive Voluntary Deferred Compensation Plan,” as amended from time to time.

2.23 Prior Plan. “Prior Plan” means the “Executive Voluntary Deferred Compensation Plan” previously adopted by the Company effective as of October 1, 2001, as in effect through December 31, 2004.

2.24 Retirement Account. “Retirement Account” means the sub-account established under a Participant’s Account into which the Participant elects to contribute deferred Compensation and from which, pursuant to Section 5.1(a), distributions are made.

2.25 Termination of Service or Termination. “Termination of Service” or “Termination” means a Participant’s (i) separation from service with the Company, (ii) refusal or failure to return to work within three (3) working days after the date requested by the Company, (iii) failure to return to work at the conclusion of a leave of absence; or (iv) in the case of a Director, termination of service as a Director of the Company. Notwithstanding the foregoing, an Employee will not be deemed to have experienced a Termination of Service while absent on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, the period during which the Employee’s right to reemployment is guaranteed by statute or contract. If the period of leave exceeds six (6) months, and the Employee’s right to reemployment is not guaranteed by statute or contract, the Employee will be deemed to have experienced a Termination of Service as of the first day immediately following the end of such six-month period. In no event shall any distribution under the Plan be triggered by a Termination of Service that does not constitute a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury regulations.

2.26 Unforeseeable Emergency. “Unforeseeable Emergency” shall mean an unforeseeable emergency as defined in Section 409A(a)(2)(B)(ii)(I) of the Code (as limited by Section 409A(a)(2)(B)(ii)(II) of the Code), the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.

2.27 Valuation Funds. “Valuation Funds” means one or more of the independently-established funds or indices that are identified and listed by the Committee. These Valuation Funds are used solely to calculate the Accrual that is credited to each Participant’s Account(s) in accordance with Article IV, below, and do not represent, nor should it be interpreted to convey, any beneficial interest on the part of the Participant in any asset or other property. The determination of the increase or decrease in the performance of each Valuation Fund shall be made by the Committee in its reasonable discretion. The Committee shall select the various Valuation Funds available to the Participants with respect to this Plan and shall set forth a list of these Valuation Funds attached hereto as Exhibit “B”, which may be amended from time to time in the sole discretion of the Committee.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility and Participation.

(a) Eligibility. Eligibility to participate in the Plan shall be limited to (i) Employees who are designated by the Committee for participation in this Plan; and (ii) Directors who are designated by the Committee for participation in this Plan. An individual’s eligibility to participate in the Plan does not confer upon the employee any right to any compensation, award, bonus, or other remuneration of any kind.

(b) Participation. An Employee’s or Director’s participation in the Plan shall be effective upon (i) his or her notification by the Committee of eligibility to participate, and (ii) completion and submission of a Deferral Election to the Committee no later than fifteen (15) days prior to the beginning of the Deferral Period in which it is to be effective, except as otherwise provided in Sections 3.1(c) or 3.1(d).

(c) First-Year Participation. If an individual first becomes eligible to participate in the Plan (and has not previously become eligible to participate under any other plan that would be aggregated with the Plan for purposes of Section 1.409A-1(c) of the Treasury regulations) during a Deferral Period, that individual may submit a Deferral Election to the Committee within thirty (30) days after his or her receipt of notice of eligibility to participate from the Committee. Such Deferral Election will be effective only with regard to Compensation earned and payable following submission of the Deferral Election to the Committee.

(d) Deferrals of Performance-Based Compensation. If the Committee, in its sole discretion, determines that all or any portion of a Participant’s Compensation qualifies as “performance-based compensation” within the meaning of Treasury regulation Section 1.409A-1(e), the Participant’s Deferral Election with respect to such Compensation may be made at such time as is permitted by the Committee (but in no event later than the deadline specified in Treasury regulation Section 1.409A-2(a)(8)), provided that the Participant performs services continuously from the later of the beginning of the applicable performance period or the date the applicable performance criteria are established through the date the election is made. However, in no event may an election to defer any such performance-based Compensation be made after such Compensation has become readily ascertainable.

3.2 Form of Deferral. A Participant may make a Deferral Election as follows:

(a) Application of Deferral Election. A Deferral Election shall apply to each payment of Compensation by the Company or an affiliate to a Participant during the Deferral Period. The Participant shall separately set forth the amount of salary, bonus or incentive compensation, and/or Director Fees that are to be deferred in full percentage increments in his or her Deferral Election form. Deferral Elections relating to base salary payments shall be withheld in substantially equal amounts over the applicable Deferral Period.

(b) Allocation Among Sub-Accounts. Each Deferral Election shall specify how a Participant’s deferrals of Compensation for a particular Deferral Period are to be allocated between his or her Retirement Account and In-Service Account.

(c) Allocation to Valuation Funds. The Participant shall specify in a separate form (known as the “Allocation Form” and set forth in Exhibit “B” hereto) filed with the Committee, the Participant’s initial allocation and any subsequent re-allocations of each Account among the various available Valuation Funds.

(d) Maximum Deferral. Subject to Section 4.2, below, the maximum percentage of Compensation eligible for deferral under the Plan for each Deferral Period shall be: (i) in the case of base salary, eighty percent (80%); (ii) in the case of bonus or other incentive compensation, one hundred percent (100%); and (iii) in the case of Director Fees, one hundred percent (100%).

(e) Minimum Deferral. The minimum amount of base salary that may be deferred in a Deferral Period shall be five thousand dollars ($5,000). The minimum amount of each payment of bonus or incentive compensation that may be deferred in a Deferral Period shall be five thousand dollars ($5,000) unless an election to defer at least $5,000 of base salary has been made for the same Deferral Period, in which case the minimum deferral of bonus or incentive compensation shall be one dollar ($1.00). The minimum amount of Director Fees that may be deferred in a Deferral Period shall be five thousand dollars ($5,000).

3.3 Period of Deferral Commitment. Once a Participant has made a Deferral Election, that Commitment shall remain in effect for the succeeding Deferral Periods unless revoked or amended in writing by the Participant and delivered to the Committee no later than fifteen (15) days prior to the beginning of the subsequent Deferral Period for which it is to be effective; provided, however, that a Deferral Election relating to any performance-based Compensation for a Deferral Period shall not apply for payments of performance-based Compensation in subsequent Deferral Periods, and a separate Deferral Election shall be required for each Deferral Period’s payment of performance-based Compensation.

3.4 Commitment Limited by Termination or Disability. If a Participant becomes Disabled or experiences a Termination of Service prior to the end of a Deferral Period, the Deferral Period shall end as of the date of the Participant’s Disability or Termination, and no further deferrals of Compensation shall be made by the Participant thereafter unless he or she recommences active employment or service with the Company or its affiliates and is subsequently determined by the Committee to be eligible to participate under Section 3.1, above.

3.5 Modification of Deferral Election. Except as provided in Section 3.4, above, and Section 5.1(b)(ii), below, a Deferral Election shall be irrevocable by the Participant for the duration of a Deferral Period.

3.6 Adverse Change in Performance Status. If the Committee determines, in its sole discretion, that a Participant’s performance is no longer at a level that warrants reward through participation in this Plan, but does not terminate the Participant’s employment or service with Company, the Participant’s existing Deferral Election shall terminate at the end of the current Deferral Period, and no new Deferral Election may be made by such Participant after notice of such determination is given by the Committee, until and unless the Participant subsequently satisfies the requirements of Section 3.1, above.

3.7 Default Elections in Event of Incomplete or Inaccurate Deferral Election. In the event that a Participant submits a Deferral Election to the Committee that omits information necessary to the smooth operation of this Plan, as determined in the sole discretion of the Committee, or contains information which the Committee, in its sole discretion, determines to be incomplete or inaccurate, the Committee shall be authorized conclusively to assume the following, and such assumptions shall be communicated to the Participant:

Incomplete/Inaccurate Information	Default Election
No Valuation Fund is specified	Default Valuation Fund specified in Exhibit B shall be applicable

Allocation among Valuation Funds totals less than 100%	Default Valuation Fund specified in Exhibit B shall be applicable to any unallocated amounts

Allocation among Valuation Funds totals more than 100%	Each specified allocation will be proportionately reduced

No allocation of deferrals specified as between Retirement Account and In-Service Account	All deferrals will be credited to the Participant’s Retirement Account.

No election as to the form of payments is specified or in effect	Lump-sum distribution for In-Service Account and three (3) year installment distribution schedule for Retirement Account

No distribution date specified or in effect for In-Service Account	Earliest distribution date available under Section 5.2 will be applicable

Notwithstanding the foregoing, no default election under this Section 3.7 shall be effective to require a distribution under the Plan to the extent an existing Deferral Election is in effect, except as may otherwise be permitted by Treasury regulation Section 1.409A-2(b).

ARTICLE 4

DEFERRED COMPENSATION ACCOUNT

4.1 Accounts. The Compensation deferred by a Participant under the Plan and any Accruals on such deferrals shall be credited to the Participant’s Account. Separate records may be maintained on the books of the Company to reflect the amounts credited to each applicable sub-account. Participant Accounts shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

4.2 Timing of Credits; Tax Withholding on Deferred Amounts. A Participant’s deferred Compensation shall be credited to each Account (and allocated as directed by the Participant in his or her Deferral Election) on the last day of the month during which the compensation deferred would have otherwise been payable to the Participant. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by local, state or federal law shall be withheld from the Participant’s corresponding non-deferred portion of Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant’s Account in the manner specified by the Committee.

4.3 Valuation Funds. A Participant shall designate, using the Allocation Form or another substantially-equivalent means acceptable to the Committee, one or more Valuation Funds for his or her Account for the sole purpose of determining the Accruals to be credited or debited to such Account; as specified in his or her Allocation Form, a Participant may provide separate allocation instructions for his or her Retirement Account and In-Service Account. Upon notice to the Committee in accordance with the timing and procedure prescribed by the Committee from time to time, the Participant may also reallocate the balance in each Valuation Fund among the then-available Valuation Funds. The Committee reserves the right to impose reasonable limitations on the timing and procedures for reallocating Account balances within the Plan.

4.4 Determination of Accounts. The aggregate balance in each Participant’s Account as of each Determination Date shall consist of the sum of the balances of his or her Retirement Account and In-Service Account as of the immediately preceding Determination Date, adjusted as follows:

(a) New Deferrals. Each Account shall be increased by any deferred Compensation credited since the immediately-preceding Determination Date.

(b) Distributions. Each Account shall be reduced by the amount of each benefit payment made from that Account since the immediately-preceding Determination Date. Distributions shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.

(c) Accruals. Each Account shall be increased or decreased by the Accrual allocable to such Account since the immediately-preceding Determination Date as though the balance of that Account had been invested in the applicable Valuation Funds chosen by the Participant.

4.5 Vesting of Accounts. Each Participant shall be vested in the amounts credited to such Participant’s Account as follows:

(a) Retirement Account. A Participant’s interest in his or her Retirement Account (including any Accruals relating thereto) shall be one hundred percent (100%) vested at all times.

(b) In-Service Account. A Participant’s interest in his or her In-Service Account (including any Accruals relating thereto) shall be one hundred percent (100%) vested at all times.

(c) Grandfathered Account. A Participant’s interest in his or her Grandfathered Account (including any Accruals relating thereto) shall be one hundred percent (100%) vested at all times.

4.6 Statement of Accounts. The Committee shall give to each Participant a statement showing the balances in the Participant’s Accounts on a periodic basis as determined by the Committee but in no event less frequently than annually.

ARTICLE 5

PLAN BENEFITS

5.1 Distribution of Account Balances.

(a) Distribution of Retirement Account. Except as provided in Section 5.2 below, the outstanding balance of a Participant’s Retirement Account shall be distributed to the Participant upon his or her Termination of Service. Benefits under this Section 5.1 shall be paid or commence to be paid as soon as administratively practicable after the Participant’s Termination of Employment but in no event later than sixty (60) days thereafter. The form of benefit payment shall be that form previously specified by the Participant in his or her Deferral Election pursuant to Section 5.3(a), below.

(b) Distribution of In-Service Account.

(i) Timing of Payments. The outstanding balance of a Participant’s In-Service Account shall be distributed to the Participant upon the date previously specified by the Participant in his or her first Deferral Election which designated a portion of the Compensation deferred be allocated to the In-Service Account; provided, however, that the date of payment commencement under this Section 5.1(b) shall be no earlier than the fifth (5th) anniversary of the Participant’s initial deferral that is allocated to the In-Service Account. The form of benefit payment shall be that form previously specified by the Participant in his or her Deferral Election pursuant to Section 5.3(b), below. In the event of a Participant’s Termination prior to the date specified in his or her initial Deferral Election, the Participant’s In-Service Account shall be added to his or her Retirement Account as of the date of Termination and shall be paid in accordance with the provisions of Section 5.1(a), above; provided, however, that in the event the Participant has submitted a modified Deferral Election pursuant to Section 5.1(b)(ii), below, the payment of his or her In-Service Account shall be made in accordance with such section and with Section 409A and its related Treasury regulations notwithstanding the intervening Termination.

(ii) Subsequent Modifications. A Participant may elect, in accordance with policies and procedures established by the Committee, to modify a Deferral Election governing the timing of payments from his or her In-Service

Account, provided that such modification shall not be effective unless (i) it is made at least one (1) year in advance of the date on which payments otherwise would have commenced under the initial Deferral Election; and (ii) that under such modified election, the initial payment shall occur no earlier than five (5) years after the initial payment would have otherwise been paid under the initial Deferral Election (i.e., five (5) years after the earlier of the original stated distribution date or the date of the Participant’s Termination). All modifications to Deferral Elections shall be made in conformance with Section 409A(a)(4)(C) of the Code, the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time. For purposes of this Section 5.1(b), the payments to be made from a Participant’s In-Service Account shall be treated as the entitlement to a single payment.

5.2 Death Benefit. Upon the death of a Participant prior to the commencement of benefits under this Plan from any particular Account, Company shall pay or commence to pay to the Participant’s Beneficiary an amount equal to the Participant’s Account balance in the form manner chosen by the Participant in his or her currently-effective Deferral Election filed with the Committee; for this purpose, a Participant’s “currently-effective Deferral Election” shall be the most recently-submitted Deferral Election to which the Committee can give effect consistent with Section 409A of the Code and its related Treasury regulations . In the event of the death of the Participant after the commencement of benefits under this Plan from any Account, any remaining benefits from that Account shall be paid to the Participant’s Beneficiary at the same time and in the same manner as if the Participant had survived.

5.3 Form of Payment. Benefits payable from any Account under this Plan shall be paid in one of the forms of benefit as provided below and specified by the Participant in his or her initial Deferral Election or a subsequent Deferral Election made thereafter in accordance with Section 5.3(c), below.

(a) Retirement Accounts. The forms of benefit payments available under the Plan for a Participant’s Retirement Account are as follows:

(i) A lump sum amount which is equal to the Retirement Account balance; or

(ii) Annual installment payments for a period of up to fifteen (15) years where the annual payment shall be equal to the vested balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year. Accruals on the unpaid balance shall be based on the most recent allocation among the available Valuation Funds chosen by the Participant, made in accordance with Section 4.3, above.

(b) In-Service Accounts. The forms of benefit payments available under the Plan for a Participant’s In-Service Account are as follows:

(i) A lump sum amount which is equal to the In-Service Account balance; or

(ii) Annual installment payments for a period of up to five (5) years where the annual payment shall be equal to the vested balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year. Accruals on the unpaid balance shall be based on the most recent allocation among the available Valuation Funds chosen by the Participant, made in accordance with Section 4.3, above.

(c) Subsequent Modifications. A Participant may elect, in accordance with policies and procedures established by the Committee, to modify a Deferral Election governing the form of payments from his or her Retirement Account and/or In-Service Account, provided that such modification shall not be effective unless (i) it is made at least one (1) year in advance of the date on which payments otherwise would have commenced under the initial Deferral Election; and (ii) that under such modified election, the initial payment shall occur no earlier than five (5) years after the initial payment would have otherwise been paid under the initial Deferral Election. All modifications to Deferral Elections shall be made in conformance with Section 409A(a)(4)(C) of the Code, the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time. For purposes of this Section 5.3(c), the payments to be made from a Participant’s Retirement Account and/or In-Service Account shall be treated as the entitlement to a single payment.

5.4 Permissible Acceleration Events. Notwithstanding the foregoing, the Committee may accelerate the payment of a Participant’s Account balance in any of the following circumstances.

(a) Unforeseeable Emergency. In the event of an Unforeseeable Emergency, the Committee may, in its sole discretion, permit distribution to a Participant from his or her Account of an amount no greater than the amount necessary to satisfy the emergency plus any taxes reasonably anticipated as a result of the distribution.

(b) Domestic Relations Order. In its sole discretion, the Committee may permit acceleration of the time or schedule of a payment under the Plan to an individual other than the Participant as may be necessary to fulfill a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(c) Conflict of Interest. In its sole discretion, the Committee may permit the acceleration of the time or schedule of a payment under the Plan (i) to the extent necessary to permit any Participant who becomes employed in the Federal executive branch to comply with an ethics agreement with the Federal government; or (ii) to the extent reasonably necessary to avoid the violation of an applicable Federal, state, local, or foreign ethics or conflicts of interest law.

(d) De Minimis Distribution. In its sole discretion, the Committee may distribute a Participant’s entire outstanding Account balance in a single lump sum payment to the Participant, provided that (i) the balance of the Participant’s Account as of the relevant Determination Date does not exceed the applicable dollar amount then in effect under Section 402(g)(1)(B) of the Code; and (ii) the payment accompanies the termination of the entirety of the Participant’s interest in the Plan within the meaning of Section 1.409A-3(j)(4)(v) of the Treasury regulations.

(e) Employment Taxes. In its sole discretion, the Committee may permit acceleration of the time or schedule of a distribution under the Plan as may be necessary to pay the Federal Insurance Contributions Act (“FICA”) tax imposed under Sections 3101, 3121(a) and 3121(v)(2) of the Code (as applicable). In addition, the Committee may permit acceleration of the time or schedule of a distribution under the Plan as may be necessary to pay the income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local, or non-U.S. tax laws as a result of the payment of the FICA tax, and to pay the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes. Notwithstanding the foregoing, the total accelerated distribution to a Participant under this Section 5.4(e) shall not exceed the aggregate amount of FICA taxes and the income tax withholding related to such amount of FICA taxes.

(f) Income Inclusion under Section 409A of the Code. In its sole discretion, the Committee may permit acceleration of the time or schedule of a distribution under the Plan at any time the Plan fails to meet the requirements of Section 409A of the Code and the corresponding Treasury regulations. Notwithstanding the foregoing, the total accelerated distribution to a Participant under this Section 5.4(f) shall not exceed the amount required to be included as income by the Participant as a result of the failure to meet the requirements of Section 409A of the Code and the applicable Treasury regulations.

5.5 Delay of Distributions. To the extent permitted under Section 409A of the Code, a scheduled distribution of a Participant’s Account shall be delayed to a date after the scheduled payment date under any of the following circumstances:

(a) Company’s Financial Exigency. A scheduled distribution of a Participant’s Account shall be delayed to a date after the scheduled payment date in the event the Committee reasonably anticipates that making the distribution will jeopardize the Company’s ability to continue as a going concern. Any such delayed distribution shall be made during the first taxable year of the Participant when the making of the distribution will not cause such a risk to the Company.

(b) Payments that would Violate Federal Securities Laws or other Applicable Law. A scheduled distribution of a Participant’s Account shall be delayed to a date after the scheduled payment date in the event the Committee reasonably anticipates that making the distribution will violate federal securities laws or other applicable law. The delayed distribution must be made at the earliest date at which the Committee reasonably anticipates that making the distribution will not cause such violation. For purposes of this Section 5.5(b), making a payment that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of applicable law.

(c) Payments Limited by Section 162(m) of the Code. A scheduled distribution of a Participant’s Account shall be delayed to a date after the scheduled payment date to the extent that the Committee reasonably anticipates that making the distribution at the scheduled payment date will result in the loss or reduction of the Company’s deduction with respect to such payment under Section 162(m) of the Code; as provided in Section 1.409A-2(b)(7)(i) of the Treasury regulations. The delayed distribution shall be made in the at the earliest date the Committee reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Section 162(m) of the Code.

(d) Other Events and Conditions. The Committee may delay a scheduled distribution of the Participant’s Account upon such other events and conditions as may be prescribed in generally applicable guidance published in the Internal Revenue Bulletin relating to Section 409A of the Code.

5.6 Limitations on Payments from Grandfathered Accounts.

(a) Application of Prior Plan Terms. Notwithstanding any contrary provision of the Plan, the amounts and form and timing of all payments from a Participant’s Grandfathered Account shall be controlled by the terms of the Prior Plan and any elections made by the Participant thereunder (including any amended elections made in accordance with the terms of the Prior Plan), to the maximum extent permitted by Section 409A of the Code and its related Treasury regulations.

(b) Suspension of Participation. To the extent a Participant receives a distribution from his or her Grandfathered Account in accordance with the terms of Section 5.4 of the Prior Plan (relating to distributions in the event of “financial hardship”), the participation suspension period applicable to the Participant shall commence on the date of such distribution and shall end on the last day of the thirty-sixth (36th) calendar month thereafter. The Participant’s eligibility to recommence participation in the Plan during the Deferral Period beginning after the end of such suspension period shall be determined under Article 3.

(c) Prohibition on Elective Cash-Out Distributions. Notwithstanding Section 5.6(a) above, a Participant shall not be entitled to receive a distribution from his or her Grandfathered Account under Section 5.5 of the Prior Plan (relating to distributions upon an elective cessation of participation) nor shall such Participant be entitled to cease participation in the Plan on an elective basis, except to the extent otherwise provided herein and permitted by Code Section 409A and its related Treasury regulations.

5.7 Effect of Payment. The full payment of the applicable benefit under this Article 5 shall completely discharge all obligations on the part of the Company (and its affiliates) to the Participant (or the Participant’s Beneficiary) with respect to the operation of this Plan, and the Participant’s (or Participant’s Beneficiary’s) rights under this Plan shall terminate.

ARTICLE 6

BENEFICIARY DESIGNATION

6.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary and contingent) to whom benefits under this Plan shall be paid in the event of Participant’s death prior to complete distribution of the Participant’s vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime. Designation by a married Participant to the Participant’s spouse of less than a fifty percent (50%) interest in the benefit due shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established that the consent cannot be obtained because the spouse cannot be located or is incompetent.

6.2 Changing Beneficiary. Any Beneficiary designation may be changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee. A married Participant’s Beneficiary designation may be changed by a Participant with the consent of the Participant’s spouse as provided for in Section 6.1 above, by the filing of a new designation shall cancel all designations previously filed.

6.3 Change in Marital Status. If the Participant’s marital status changes after the Participant has designated a Beneficiary, the following shall apply:

(a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void in its entirety unless the spouse has consented to it in the manner prescribed in Section 6.1 above.

(b) If the Participant is unmarried at death but was married when the designation was made:

(i) The designation shall be void if and to the extent the spouse was named as Beneficiary.

(ii) The designation shall remain valid if and to the extent a non-spouse Beneficiary was named.

(c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void in its entirety unless the new spouse has consented to it in the manner prescribed in Section 6.1 above.

6.4 No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:

(a) The Participant’s surviving spouse;

(b) The Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living; or

(c) The Participant’s estate.

ARTICLE 7

ADMINISTRATION

7.1 Committee; Duties. This Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Board, except after a Change in Control as provided in Section 7.8 below. No member of the Committee who is a full-time officer or employee of the Company shall receive compensation with respect to his or her service on the Committee. Any member of the Committee may resign by delivering his or her written resignation to the chair of the Committee or to the Board. The Board may remove any Committee member by providing him or her with written notice of the removal. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2 Administrative Authority. The Committee shall be the “administrator” as defined in Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements of ERISA and the Code. The Committee has full discretionary authority to perform all functions necessary or appropriate to the operation of the Plan, including without limitation authority to (a) construe and interpret the provisions of the Plan document and any related instrument and determine any question arising under the Plan document or related instrument, or in connection with the administration or operation thereof; (b) determine in its sole discretion all facts and relevant considerations affecting the eligibility of any individual to be or become a Participant; (c) authorize and direct all disbursements under the Plan; and (d) employ and engage such persons, counsel and agents and to obtain such administrative, clerical, medical, legal, audit and actuarial services as it may deem necessary in carrying out the provisions of the Plan. Notwithstanding anything in the Plan to the contrary, the Committee shall administer and construe the Plan in accordance with Section 409A of the Code, the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time. The Company’s General Counsel or other designated officer shall be the agent for service of process on the Plan.

7.3 Agents. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.4 Expenses of Administration. All reasonable expenses, which are necessary to operate and administer the Plan, shall be paid directly by the Company and, as applicable, by the relevant Affiliate. All reasonable costs incurred by a member of the Committee in the discharge of his or her duties under the Plan shall be paid or reimbursed by the Company. Such costs shall include fees or expenses arising from the Committee’s retention, with the consent of the Board, of any attorneys, accountants, actuaries, consultants or recordkeepers required by the Committee to discharge its duties under the Plan. Nothing in the preceding two sentences or in any other provisions of the Plan shall require the Company to pay or reimburse any person for any cost, liability, loss, fee or expense incurred by such person in any dispute with the Company; nor may any such person reimburse himself or herself from any Plan contributions or from the principal or income of investment or funding vehicle for the Plan for any such cost, liability, loss, fee or expense.

7.5 Insurance. The Company may, but need not, obtain liability insurance to protect its directors, officers, employees, or representatives or the Committee against loss in the discharge of their responsibility in the operation of the Plan.

7.6 Notices. Any notice from the Company or the Committee to a Participant or Beneficiary regarding this Plan may be addressed to the last known residence of said person as indicated in the records of the Company. Any notice to, or any service of process upon, the Company or the Committee with respect to this Plan may addressed as follows:

Novellus Systems, Inc.

4000 North First Street

San Jose, CA 95134

Attention:	Administrative Committee for the Novellus Systems, Inc. Executive Voluntary Deferred Compensation Plan

7.7 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.

7.8 Election of Committee After Change in Control. After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan who were Participants immediately preceding such Change in Control. After a Change in Control, no amendment shall be made to Article 7 or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

ARTICLE 8

CLAIMS AND APPEALS PROCEDURES

8.1 Claims Procedures.

(a) A claim for benefits shall be considered filed only when actually received by the Committee on a form prescribed by the Committee.

(b) Any time a claim for benefits is wholly or partially denied, the Participant or Beneficiary (hereinafter “Claimant”) shall be given written notice of such denial within thirty (30) days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If there is an extension, the Claimant shall be notified of the extension and the reason for the extension within the initial thirty (30) day period. The extension shall expire within sixty (60) days after the claim is filed. Such notice will indicate the reason for denial, the pertinent provisions of the Plan on which the denial is based, an explanation of the claims appeal procedure set forth herein, and a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.

8.2 Appeal Procedures.

(a) Any person who has had a claim for benefits denied by the Committee, or is otherwise adversely affected by the action or inaction of the Committee, shall have the right to request further review by the Committee. Such request must be in writing, and must be received by the Committee within sixty (60) days after such person receives notice of the Committee’s action. If written request for review is not made within such sixty-day period, the Claimant shall forfeit his or her right to review. The Claimant or a duly authorized representative of the Claimant may review all pertinent documents and submit issues and comments in writing.

(b) The Committee shall then review the claim. The Committee may issue a written decision reaffirming, modifying or setting aside its former action within thirty (30) days after receipt of the written request for review, or sixty (60) days if special circumstances require an extension. The Claimant shall be notified in writing of any such extension within thirty (30) days following the request for review. An original or copy of the decision shall be furnished to the Claimant. The decision shall set forth the reasons and pertinent plan provisions or relevant laws on which the decision rests. The decision shall be final and binding upon the Claimant and the Committee and all other persons having or claiming to have an interest in the Plan or in any Account established under the Plan.

8.3 Subsequent Proceedings.

(a) Exhaustion of Administrative Remedies Required. Notwithstanding any provision in the Plan to the contrary, a Claimant must exhaust all administrative remedies available to such Claimant under the Plan before such Claimant may seek judicial review pursuant to Section 502(a) of ERISA. A Claimant’s failure to submit a claim or a request for review in accordance with the procedures and deadlines set forth in Sections 8.1 and 8.2 shall result in an automatic, conclusive, and binding denial of the Claimant’s claim or appeal, as the case may be.

(b) Award of Fees, Costs, Etc. to Prevailing Party. In the event of any litigation arising out of, or relating to, this Plan, the prevailing party shall automatically be entitled to recover from the other party his/her/its legal fees, expert witness fees, court costs, and other expenses incurred in connection with any such litigation.

(c) Necessary Parties. The Plan and the Company will be the necessary parties to any action or proceeding involving the Plan. No person employed by the Company, no Participant or Beneficiary or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process, unless such person is a named party to the action or proceeding. Any final judgment or decision that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

ARTICLE 9

AMENDMENT AND TERMINATION OF PLAN

9.1 Amendment. The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to any Beneficiary then receiving installment payments, subject to the following:

(a) Preservation of Account Balance. No amendment shall reduce the amount accrued in any Account as of the date such notice of the amendment is given.

(b) Changes in Accrual Rate. No amendment shall reduce, either prospectively or retroactively, the rate at which Accruals are credited to the amount already accrued in any of the Participant’s Account and any amounts credited to the Account under a Deferral Election already in effect on that date, except as may be provided in Section 2.27, above, as a result of a selection or deletion of available Valuation Funds.

(c) Section 409A Compliance; Specified Employee Delay. Notwithstanding the foregoing, the Board may adopt any amendments to the Plan as it deems necessary or appropriate, as determined in good faith, to comply with Section 409A of the Code and any related regulatory or administrative guidance issued by the Internal Revenue Service. The Board shall delay the payment of any benefits payable under this Plan to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies) and in such event, any such amount to which a Participant would otherwise be entitled during the six (6) month period immediately following his or her separation from service will be paid on the first business day following the expiration of such six (6) month period.

9.2 Company’s Right to Terminate. To the extent permitted by Section 409A of the Code, the Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Company.

9.3 Liquidation of Plan. In connection with the termination of the Plan under Section 9.2, the Board may liquidate the Plan and pay out all outstanding Account balances; provided, however, that—

(a) The termination and liquidation of the Plan does not occur proximate to a downturn in the financial health of the Company (within the meaning of Section 1.409A-3(j)(4)(ix)(C)(1) of the Treasury regulations);

(b) All agreements, methods, programs, and other arrangements sponsored by the Company that would be aggregated with the Plan under Section 1.409A-1(c) of the Treasury regulations are terminated and liquidated;

(c) No payments in liquidation of the Plan are made within twelve (12) months of the date the on which the Board takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would have been payable under the terms of the Plan if the action to terminate and liquidate it had not occurred;

(d) All payments are made within twenty-four (24) months of the date the Board takes all necessary action to irrevocably terminate and liquidate the Plan; and

(e) The Company does not adopt a new plan that would be aggregated with Plan under Section 1.409A-1(c) of the Treasury regulations within three (3) years following the date the Board takes all necessary action to irrevocably terminate and liquidate the Plan.

Notwithstanding the foregoing, in no event shall any outstanding Grandfathered Accounts be liquidated in a manner inconsistent with Section 9.2(b) of the Prior Plan document.

9.4 Termination in the Event of Insolvency. To the extent permitted under Section 409A of the Code, the Board shall have the authority, in its sole discretion, to terminate the Plan and distribute each Participant’s outstanding Account balance within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(a). The total accelerated distribution under this Section 9.4 must be included in a Participant’s gross income in the latest of:

(a) The calendar year in which the Plan is terminated;

(b) The calendar year in which the amount of the Participant’s Account is no longer subject to a substantial risk of forfeiture; or

(c) The calendar year in which distribution of the Participant’s Account is administratively practicable.

9.5 Other Termination Events. The Board shall have the authority to terminate the Plan and distribute a Participant’s outstanding Account balance to the Participant or, if applicable, his or her Beneficiary upon the occurrence of such other events and conditions as may be prescribed in generally applicable guidance published in the Internal Revenue Bulletin relating to Section 409A of the Code.

ARTICLE 10

MISCELLANEOUS

10.1 Unfunded Plan. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is intended to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Notwithstanding any other provision of this Plan, Participants and Participants’ Beneficiary shall be unsecured general creditors, with no secured or preferential rights to any assets of the Company or any other party for payment of benefits under this Plan. All amounts deferred under this Plan remain or become general assets of the Company. Any property held by the Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets of the Company. The Company’s obligations under the Plan shall be an unfunded and unsecured promise to pay money in the future. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder or to establish a trust or purchase an insurance policy or other product for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits.

10.2 Tax Withholding. From any payments made under this Plan, the Company shall withhold any taxes or other amounts which federal, state or local law requires the Company to deduct, withhold and deposit. A Beneficiary, however, may elect not to have withholding of federal income tax to the extent permitted under Section 3405(a)(2) of the Code, or any successor provision thereto. The Company’s determination of the type and amount of taxes to be withheld from any payment shall be final and binding on all persons having or claiming to have an interest in this Plan.

10.3 Unsecured General Creditor. Notwithstanding any other provision of this Plan, Participants and Participants’ Beneficiary shall be unsecured general creditors, with no secured or preferential rights to any assets of the Company or any other party for payment of benefits under this Plan. All amounts deferred under this Plan remain or become general assets of the Company. Any property held by the Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets of the Company. The Company’s obligations under the Plan shall be an unfunded and unsecured promise to pay money in the future. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder or to establish a trust or purchase an insurance policy or other product for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits.

10.4 Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company.

10.5 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.6 Not a Contract of Employment. Nothing in this Plan document or in any related instrument shall cause this Plan to be treated as a contract of employment within the meaning of the Federal Arbitration Act, 9 U.S.C. § 1 et seq., or shall be construed as evidence of any agreement or understanding, express or implied, that the Company (a) will employ any person in any particular position or level of compensation, (b) will offer any person initial or continued participation in the Plan or awards in any commission, bonus or other compensation program, or (c) will continue any person’s employment with the Company for any particular period of time.

10.7 Alternative Acts and Times. If it becomes impossible or burdensome for the Company, the Board, or the Committee to perform a specific act at a specific time required by this Plan, the Company, the Board, or the Committee, as applicable, may perform such alternative act which most nearly carries out the intent and purpose of this Plan and may perform such required or alternative act at a time as close as administratively feasible to the time specified in this Plan for such performance. Nothing in the preceding sentence shall allow the Company, the Board, or the Committee to accelerate or defer any payments to Participants under this Plan, except as otherwise expressly permitted herein and by the terms of Section 409A of the Code, the Treasury regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.

10.8 Provision of Information. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

10.9 Facility of Payment. If the Committee, in its sole discretion, determines that any Participant or Beneficiary by reason of infirmity, minority or other disability, is physically, mentally or legally incapable of giving a valid receipt for any payment due him or her or is incapable of handling his or her own affairs and if the Committee is not aware of any legal representative appointed on his or her behalf, then the Committee, in its sole discretion, may direct (a) payment to or for the benefit of the Participant or Beneficiary; (b) payment to any person or institution maintaining custody of the Participant or Beneficiary; or (c) payment to any other person selected by the Committee to receive, manage and disburse such payment for the benefit of the Participant or Beneficiary. The receipt by any such person of any such payment shall be a complete satisfaction therefor; and any such payment, to the extent thereof, shall discharge the liability of the Company, the Board, the Committee, and the Plan for any amounts owed to the Participant or Beneficiary hereunder. In the event of any controversy or uncertainty regarding who should receive or whom the Committee should select to receive any payment under this Plan, the Committee may seek instruction from a court of proper jurisdiction or may place the payment into such court with final distribution to be determined by such court.

10.10 Correction of Errors. If a Participant or Beneficiary in an application for a benefit or in response to any request by the Committee for information, makes any erroneous statement, omits any material fact, or fails to correct any information previously furnished incorrectly to the Committee, or if the Committee makes an error in determining the amount payable to a Participant or Beneficiary, the Committee may correct its error and adjust any payment on the basis of correct facts. The amount of any overpayment or underpayment may be deducted from or added to the next succeeding payments, as directed by the Committee. The Committee reserve the right to recover any amounts improperly or incorrectly paid to any person under the Plan or in settlement of a claim or satisfaction of a judgment involving the Plan. Notwithstanding the foregoing, any actions taken by the Committee under this Section 10.10 shall comply with Section 409A of the Code, the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.

10.11 Missing Persons. In the event a distribution of part or all of an Account is required to be made from the Plan to a Participant or Beneficiary, and such person cannot be located, the relevant portion of the Account shall escheat in accordance with the laws of the State of California. Prior to forfeiting any Account, the Committee shall attempt to contact the Participant or Beneficiary by return receipt mail (or other carrier) at his or her last known address according to the Company’s records, and, where practical, by letter-forwarding services offered through the Internal Revenue Service, or the Social Security Administration, or such other means as the Committee deems appropriate.

10.12 Governing Law; Severability. This Plan shall be construed in accordance with the laws of the State of California (exclusive of its rules regarding conflicts of law) to the extent that such laws are not preempted by ERISA or other federal laws. If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan which shall be construed as if said illegal or invalid provision had never been included.

10.13 Validity. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.14 Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in the Company’s records.

10.15 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

10.16 Headings. The headings in this Plan are solely for the convenience of reference and shall be given no effect in the construction or interpretation of the Plan.

10.17 Status of Participants. In accordance with Revenue Procedure 92-65 Section 3.01(d), this Plan hereby provides:

(a) Participants under this Plan shall have the status of general unsecured creditors of the Company;

(b) This Plan constitutes a mere promise by the Company to make benefit payments in the future;

(c) Any trust to which this Plan refers (i.e. any trust created by the Company and any assets held by the trust to assist the Company in meeting its obligations under the Plan) shall conform to the terms of the model trust described in Revenue Procedure 92-64; and

(d) It is the intention of the parties that the arrangements under this Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

[END OF PLAN]

NOVELLUS SYSTEMS, INC.

VOLUNTARY EXECUTIVE DEFERRED COMPENSATION PLAN

EXHIBIT A — FORM OF DEFERRAL ELECTION

1. I acknowledge that I have read and understand the terms and conditions of the NOVELLUS SYSTEMS, INC. VOLUNTARY EXECUTIVE DEFERRED COMPENSATION PLAN (the “Plan”) and that I have had the opportunity to consult with my financial, tax and other advisors regarding the consequences of participating in the Plan. Unless otherwise defined, all capitalized terms used herein shall have the meanings assigned in the Plan document.

2. I agree to defer a portion of my current compensation, and to have that income paid to me at a later date pursuant to the terms and conditions of the Plan, which is incorporated by reference, in its entirety, in this Deferral Election Form.

3. I understand that this Deferral Election is not an employment agreement, does not guarantee that I will receive any predetermined amount of compensation, and does not guarantee that I will receive any salary, bonus or incentive compensation, or other remuneration of any type.

4. I understand that any compensation I defer will be held as an asset of Novellus Systems, Inc., and will remain subject to the claims of the general creditors of Novellus Systems, Inc.

5. If I am an Employee of the Company, I understand that amounts deferred under the Plan will be subject to applicable tax withholding under the Federal Insurance Contributions Act during the year in which they are deferred. If I am a Director of the Company, I understand that amounts deferred under the Plan will be earnings from self-employment for purposes of the Self-Employment Contributions Act.

Instructions: Complete your election and allocation instructions below.

A.	ELECTION TO DEFER COMPENSATION

I hereby elect to defer the following percentage or amount from each of my regular paychecks (or in the case of bonuses from each bonus paycheck):

Regular Salary:	_______	%
Bonus Payments:	_______	%
Directors Fees	_______	%

With respect to subsequent Plan Years, I understand that, if I fail to make an annual election at a time during which I am eligible to make an election under the Plan, I will be deemed to have elected to continue deferring the same percentage/dollar amount of Compensation that I elected to defer above. The foregoing Deferral Election is voluntarily made by me after reviewing the terms of the Plan and with knowledge that this Deferral Election is irrevocable until changed in accordance with the terms of the Plan and applicable law.

B.	ALLOCATION OF DEFERRALS

The following allocation applies to all amounts deferred during future Deferral Periods, adjusted for any Accruals and administrative expenses credited to or charged against your Account under the Plan and shall remain effective unless and until I submit a revised allocation to the Committee. I understand that any such revised allocation shall only be given effect to the extent permitted by the terms of the Plan and applicable law and, in the event any such revised allocation has not become effective at the time I become entitled to a receive payment under the Plan affected by such revised allocation, my prior allocation shall remain effective.

Please specify the percentages in which your deferrals are to be allocated as between your Retirement Account and your In-Service Account:

	Retirement Account		In-Service Account		Total (must equal 100%)
Regular Salary	_______	%	_______	%	_______	%
Bonus Payments	_______	%	_______	%	_______	%
Directors Fees	_______	%	_______	%	_______	%

C.	DISTRIBUTION ELECTION

The following applies to all amounts deferred during future calendar years, adjusted for any Accruals and administrative expenses credited to or charged against your Account under the Plan.

Please select and complete the following:

1.	Distribution from Retirement Account

The form of distribution from my Retirement Account upon my Termination shall be (select one):

☐	A single Lump-Sum Payment; or

☐	Substantially equal annual installments. The number of installments may be no less than 2 and no more than 15 as specified below.

substantially equal annual installments (choose between 2 and 15)

2.	Distribution from In-Service Account

The form of distribution from my In-Service Account at the date specified below shall be (select one):

☐	A single Lump-Sum Payment; or

☐	Substantially equal annual installments. The number of installments may be no less than 2 and no more than 5 as specified below.

             substantially equal annual installments (choose between 2 and 5)

My In-Service Account shall be distributed or commence to be distributed on:

(specify date)

This Deferral Election Form is executed and agreed:

(Signature)	(Date)

(Printed Name)

FILING ACKNOWLEDGEMENT

Filed with the records of the Company this              day of                     , 20        .

By:

Title:

NOVELLUS SYSTEMS, INC. VOLUNTARY EXECUTIVE DEFERRED COMPENSATION PLAN

EXHIBIT B — VALUATION FUNDS

Allocation Percentages
Valuation Fund	Retirement Account		In-Service Account
1. Janus Global Technology Portfolio: Service Shares	_____	%	_____	%
2. Morgan Stanley UIF U.S. Real Estate Portfolio	_____	%	_____	%
3. Janus International Growth Portfolio: Service Shares	_____	%	_____	%
4. Nationwide Small Company Fund (Multi-Manager)	_____	%	_____	%
5. Dreyfus NSAT Mid Cap Index Fund	_____	%	_____	%
6. Oppenheimer Funds Aggressive Growth Fund/VA	_____	%	_____	%
7. Dreyfus Stock Index Fund Inc.	_____	%	_____	%

8. Dreyfus VIF Appreciation Portfolio	_____	%	_____	%
9. Janus Capital Appreciation Portfolio: Service Shares	_____	%	_____	%
10. Federated NSAT High Income Bond Fund	_____	%	_____	%
11. Federated Quality Bond Fund II	_____	%	_____	%
12. Nationwide NSAT Money Market Fund*	_____	%	_____	%
13. Janus Global Technology Portfolio: Service Shares	_____	%	_____	%

Totals (must equal 100%)	_____	%	_____	%

*	This fund is designated as the default investment, in the absence of an election.

This Allocation Form is executed and agreed:

(Signature)	(Date)

(Printed Name)

FILING ACKNOWLEDGEMENT

Filed with the records of the Company this              day of                     , 20        .

By:	Title:

NOVELLUS SYSTEMS, INC.

VOLUNTARY EXECUTIVE DEFERRED COMPENSATION PLAN

EXHIBIT C—BENEFICIARY DESIGNATION FORM

In the event that I should die prior to the receipt of all amounts due to me under the Novellus Systems, Inc. Voluntary Deferred Compensation Plan (the “Plan”), and in lieu of disposing of my interest1 in my Account by my will or the laws of intestate succession, I hereby designate the following person(s) as primary Beneficiary(ies) and contingent Beneficiary(ies) of my interest in my Account (please attach additional sheets if necessary).

Primary Beneficiary(ies) (Select only one of the three alternatives)

☐	(a) Individuals and/or Charities	% Share

Name

Address

Name

Address

Name

Address

[1]

A married Participant whose Award is community property may dispose only of his or her own interest in the Award. In such cases, the Participant’s spouse may designate the Participant or any other person(s) as the beneficiary(ies) of his or her interest in the Award on a separate Beneficiary Designation form.

Primary Beneficiary(ies) (Select only one of the three alternatives)

☐	(a) Individuals and/or Charities	% Share

Name

Address

☐ (b)	Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c)	Living Trust

The                                                   (specify name) Trust, dated                                          (date of trust establishment).

Contingent Beneficiary(ies) (Select only one of the three alternatives)

☐	(a) Individuals and/or Charities	% Share

Name

Address

Name

Address

Name

Address

☐ (b)	Residuary Testamentary Trust

In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c)	Living Trust

The                                                   (specify name) Trust, dated                                          (date of trust establishment).

Should all the individual primary Beneficiary(ies) fail to survive me or if the trust named as the primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the contingent Beneficiary(ies) shall be entitled to my interest in my Award in the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exists at my death, such beneficiary’s share shall be divided among the remaining named primary or contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no individual primary Beneficiary(ies) or contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a primary Beneficiary or contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in my Award shall be disposed of by my will or the laws of intestate succession, as applicable.

Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Plan.

This Beneficiary Designation is effective until I file another such Beneficiary Designation form with the Company. Any previous Beneficiary Designations are hereby revoked.

I understand and acknowledge that the distribution of any portion of my Account consisting of amounts deferred or credited under the Voluntary Executive Deferred Compensation Plan of Novellus Systems, Inc., as in effect on December 31, 2004 (the “Prior Plan”) shall be controlled by the terms of the Prior Plan and any beneficiary designation I may have previously made thereunder and shall not be modified or superseded by this Beneficiary Designation.

[Signature Page Follows]

Submitted by: ☐ Participant	☐ Participant’s Spouse

(Signature)	(Date)

(Printed Name)

FILING ACKNOWLEDGEMENT

Filed with the records of Novellus Systems, Inc. this              day of                         , 20        .

By:

Title: